News Release

Integra Bank Corporation Receives Initial Nasdaq Delisting Notification

EVANSVILLE, INDIANA — December 16, 2009 — Integra Bank Corporation (Nasdaq: IBNK) announced today that the Company received a letter from The Nasdaq Stock Market indicating that effective December 14, 2009, the Company is not in compliance with Marketplace Rule 5450(a)(1) (the “Bid Price Rule”) because the closing bid price per share of its common stock has been below $1.00 per share for 30 consecutive business days. Under Rule 5810(c)(3)(A), the Company will be provided a grace period of 180 calendar days, or until June 14, 2010, in which to regain compliance with the Bid Price Rule. Compliance can be achieved, if during the grace period, the Company’s stock price closes at $1.00 per share or more for a minimum of ten consecutive business days.

Should the Company not regain compliance with the Bid Price Rule prior to the expiration of the grace period, it will receive written notification from Nasdaq that its securities are subject to delisting. The Company may appeal the delisting determination to a Hearings Panel. Alternatively, the Company may be eligible for an additional grace period if it meets the initial listing standards, with the exception of bid price, for The Nasdaq Capital Market. To avail itself of this alternative, the Company will need to submit an application to transfer its securities from The Nasdaq Global Market to The Nasdaq Capital Market. If the application is approved, Nasdaq will notify the Company that it has been granted an additional 180 calendar day grace period.

During the grace period, the Company’s stock will continue to be listed and traded on The Nasdaq Global Market under the symbol “IBNK”.

About Integra

Headquartered in Evansville, Indiana, Integra Bank Corporation is the parent of Integra Bank N.A. As of September 30, 2009, Integra has $3.3 billion in total assets and currently operates 69 banking centers and 116 ATMs at locations in Indiana, Kentucky, Illinois and Ohio. Integra Bank Corporation’s common stock is listed on the Nasdaq Global Market under the symbol IBNK. Additional information may be found at Integra’s web site, www.integrabank.com.

Safe Harbor

Certain statements made in this release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. When used in this release, the words “may,” “will,” “should,” “would,” “anticipate,” “expect,” “plan,” “believe,” “intend,” and similar expressions identify forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from the results, performance or achievements expressed or implied by such forward-looking statements. Factors that might cause such a difference include, but are not limited to: (1) the effects of the current recession in the markets in which we primarily do business; (2) changes in the interest rate environment that reduce our net interest margin; (3) unanticipated additional loan charge-offs and loan loss provisions; (4) our ability to maintain required capital levels and adequate sources of funding and liquidity; (5) additional declines in value of our investment securities portfolio, including adverse developments affecting the issuers of trust preferred and collateralized debt securities we hold; (6) changes and trends in capital markets; (7) competitive pressures among depository institutions that increase our funding costs; (8) unanticipated effects or changes in critical accounting policies and judgments; (9) legislative or regulatory changes or actions, or significant litigation that adversely affect us or the industry; (10) our ability to attract and retain key personnel; (11) our ability to fully utilize our deferred tax asset; (12) our ability to maintain securities for confidential information in our computer systems and telecommunications network; (13) the effects of our participation in the Capital Purchase Program and possible changes to that program; (14) increases in insurance premiums we pay to the Federal Deposit Insurance Corporation; (15) our ability to comply with the terms of commitments we have made to federal banking authorities; (16) the success of our plans to improve our capital ratios; (17) the impact of our decisions to suspend paying cash dividends on common and preferred stock and defer interest payments on our subordinated debt relating to our trust preferred securities; (18) our ability to once again comply with the minimum bid requirement necessary for our shares to be listed on the Nasdaq Stock Market; and (19) damage to our reputation that could result from adverse developments with respect to the foregoing, including our ability to retain customers and attract new ones, our cost of funding and our level of liquidity as well as other factors we describe in our periodic reports filed with the SEC. We undertake no obligation to revise or update these risks, uncertainties and other factors except as may be set forth in our periodic reports.

Contact:

Integra Bank Corporation
Michael J. Alley, Chairman and CEO — 812-461-5795
Michael B. Carroll, Chief Financial Officer — 812-464-9673
Gretchen A. Dunn, Shareholder Relations — 812-464-9677

Web site:

http://www.integrabank.com